PROSPECTUS SUPPLEMENT to                        Filed Pursuant to Rule 424(b)(3)
PROSPECTUS dated October 1, 1999                      Registration No. 333-81229
7,000,000 shares
ADELPHIA COMMUNICATIONS CORPORATION
Class A common stock

This prospectus supplement relates to the prospectus dated October 1, 1999 regarding the sale of up to 7,000,000 shares of Class A common stock of Adelphia. This prospectus supplement is being provided to revise certain information contained in the selling stockholder table found on page 22 of the original prospectus with respect to the number of shares held by Duff Ackerman Goodrich, LLC, Donald F. Bogue and Linda A. Bogue Trust, UTA 6/4/96, Daniel I. Booker, Daniel R. Duff, John M. Duff, Jr., R. Thomas Goodrich, John M. Noerr, William M. Robinson and Leonard Schwarz:

   The following table sets forth a revised number of shares held by such selling stockholders (the revised amounts are set forth opposite each selling stockholder's name):

               Selling Stockholder                Number of Shares of Class A Common Stock
               -------------------                ----------------------------------------
          Donald F. Bogue and                                     1,195
            Linda A. Bogue Trust, UTA 6/4/96
          Daniel I. Booker                                        1,494
          Daniel R. Duff                                          1,793
          John M. Duff                                           14,375
          R. Thomas Goodrich                                     10,164
          John M. Noerr                                           3,334
          William M. Robinson                                     4,649
          Leonard Schwarz                                         1,793
                                                                  -----
               Total

Duff Ackerman Goodrich, LLC, who was listed as a selling stockholder in the original prospectus, is not a selling stockholder under this prospectus. This supplement should be retained with your prospectus.


          The date of this Prospectus Supplement is November 2, 1999.